Exhibit 24.0
POWER OF ATTORNEY
     We, the undersigned directors and officers of First Niagara Financial Group, Inc. (the “Company”) severally constitute and appoint John R. Koelmel with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said John R. Koelmel may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John R. Koelmel shall do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Signatures	Title	Date

/s/ Michael W. Harrington Michael W. Harrington	Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2010

/s/ Thomas E. Baker Thomas E. Baker	Director	September 22, 2010

/s/ G. Thomas Bowers G. Thomas Bowers	Chairman of the Board of Directors	September 22, 2010

/s/ Carl A. Florio Carl A. Florio	Director	September 22, 2010

/s/ Barbara S. Jeremiah Barbara S. Jeremiah	Director	September 22, 2010

/s/ William H. Jones William H. Jones	Director	September 22, 2010

/s/ George M. Philip George M. Philip	Director	September 22, 2010

/s/ Louise Woerner Louise Woerner	Director	September 22, 2010

/s/ David M. Zebro David M. Zebro	Vice Chairman of the Board of Directors	September 22, 2010